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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-32934) pertaining to CoreStates Savings Plan of CoreStates Financial Corp of our report dated May 23, 1996, with respect to the financial statements and schedules of the CoreStates Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.




                                                        Ernst & Young LLP


Philadelphia, Pennsylvania
June 23, 1996